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                                                                  EXHIBIT 23.1


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                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
OncoRx, Inc.

     We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-8 of our report dated March 6, 1995, (with respect to Note 6, March 30, 1995 and with respect to Notes 1, 2 and 7, April 20, 1995) on our audit of the financial statements of OncoRx, Inc. (a development stage company) for the period from May 1, 1994 (commencement of operations) through December 31, 1994.


/s/ Richard A. Eisner & Company, LLP

New York, New York
October 16, 1996